UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported) May 21, 2009

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, CA	94105-2712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6530

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 21, 2009, we announced the retirement of Robert A. Fiddaman from our Board of Directors as Chairman and all committees thereof, and Irving F. “Bud” Lyons III was elected as Chairman, both effective immediately. The transition follows the board succession plan, which was implemented in 2004 to ensure an orderly transition as board members reach their term limits.

Mr. Fiddaman joined the board of directors in 1998 and was appointed chairman in 2006. He currently serves as president and director of Calistoga Affordable Housing, a non-profit organization in Calistoga, Calif.

Mr. Lyons is the former vice chairman and chief investment officer of ProLogis, a publicly owned industrial real estate investment trust, for which he served from 1993 to 2006. He joined BRE’s board of directors in 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.
(Registrant)

Date: May 22, 2009	By:	/s/ KERRY FANWICK
KERRY FANWICK SVP and General Counsel